MORGAN STANLEY INVESTMENT MANAGEMENT PUBLIC SIDE1

CODE OF ETHICS AND PERSONAL TRADING GUIDELINES

Effective Date: January 1, 2022

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This Code of Ethics and Personal Trading Guidelines applies to all MSIM Public Side Employees globally and to Covered Consultants as determined by MSIM Compliance. Private Side Employees and AIP Private Markets employees should consult the IM Private Side Supplement to the Global Employee Trading and Investing Policy and the IM Private Side Code of Ethics.

Table of Contents2

I.	INTRODUCTION		3
	A.	General	3
	B.	Standards of Business Conduct	3
	C.	Overview of Code Requirements	4
	D.	Definitions	5

II.	TYPES OF ACCOUNTS/ACCOUNT OPENING REQUIREMENTS		12
	A.	Employee Securities Accounts	12
	B.	Fully Managed Account*	12
	C.	Other Morgan Stanley Accounts	13
	D,	Non-Morgan Stanley Accounts	13
	E.	Restrictionns and Requirements for PPA Model Personel
	F.	Individual Savings Accounts (“ISAs”) for employees of MSIM Ltd.	13
	G.	Mutual Fund Accounts	14
	H.	Issuer Purchase Plans	14
	I.	Investment Clubs	14
	J.	Cryptocurrencies	14
III.	PRE-CLEARANCE REQUIREMENTS FOR PERSONAL SECURITIES TRANSACTIONS		14
	A.	General	14
	B.	Initiating a Transaction	15
	C.	Pre-Clearance Valid for One Day Only	15
	D.	Restrictions and Requirements for Portfolio Managers and Investment Personnel	15
	E.	Employees Designated to be “Above the Wall”	17
	F.	Transacting in Morgan Stanley Securities	17
	G.	Trading Derivatives	17
	H.	Other Restrictions	18
	I.	Other Activities Requiring Pre-Clearance	19
IV.	HOLDING REQUIREMENTS		20
	A.	Proprietary and Sub-advised Mutual Funds	20
	B.	Covered Securities	20
	C.	Holding Requirements Specific to MSIMJ Employees	20
	D.	Holding Requirements Specific to HK Type 9 licensed Employees	20
V.	REPORTING REQUIREMENTS		20
	A.	Initial Reporting and Certification	20
	B.	Quarterly Reporting and Certification	21
	C.	Annual Reporting and Certification	22
VI.	OUTSIDE BUSINESS ACTIVITIES AND PRIVATE INVESTMENTS		23
	A.	Approval to Engage in an Outside Activity	23
	B.	Approval to Invest in a Private Investment	23
	C.	Pre-Clearance Process	24
VII.	CONSULTANTS AND TEMPORARY WORKERS		24
VIII.	REVIEW, INTERPRETATIONS AND EXCEPTIONS		25
IX.	ENFORCEMENT AND SANCTIONS		25
X.	RELATED POLICIES		26
XI	RECORDKEEPING

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Previous versions: August 16, 2002, February 24, 2004, June 15, 2004, December 31, 2004, December 15, 2006, May 12, 2008 , August 19, 2010, September 17, 2010, February 15, 2011, March 1, 2011, September 28, 2011, June 29, 2012, September 16, 2013, October 10, 2014, March 26, 2016, December 7, 2017, December 12, 2018, and December 12, 2019, December 11, 2020

I.	INTRODUCTION

A.	General

The Morgan Stanley Investment Management (“MSIM”) Public Side Code of Ethics (the “Code”) is intended to fulfill MSIM’s requirements under Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940, as amended (the “Company Act”). The Code is reasonably designed to prevent legal, business and ethical conflicts, to guard against the misuse of confidential information, and to avoid even the appearance of impropriety that may arise in connection with your personal trading and Outside Business Activities as an MSIM Employee. It is very important for you to read the “Definitions” section below to understand the scope of this Code, including the individuals, accounts, securities and transactions it covers. You are required to acknowledge receipt and your understanding of this Code at the start of your employment at MSIM or when you become a Covered Person, as defined below, and annually thereafter.

This Code applies to all Public Side Employees of MSIM globally and to Covered Consultants as determined by Compliance.

In addition to this Code, there is a separate Morgan Stanley Funds Code of Ethics, which is applicable to the Morgan Stanley mutual funds family.

B.	Standards of Business Conduct

MSIM seeks to comply with the Federal securities laws and regulations applicable to its business. The Code is designed to assist you in fulfilling your regulatory and fiduciary duties as an MSIM Employee as they relate to your personal securities transactions.

Fiduciary Duties

You have a duty to act in utmost good faith with respect to each Client, particularly where the interests of MSIM may be in conflict with those of a Client. MSIM has a duty to deal fairly and act in the best interests of its Clients at all times. The following fiduciary principles govern your activities and the interpretation / administration of these rules:

•	The interests of Clients must be placed first at all times.

•

All of your personal securities transactions must be conducted in compliance with the rules contained in this Code and in such manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

•

You should never use your position with MSIM, or information acquired through your employment, in your personal trading in a manner that may create a conflict—or the appearance of a conflict—between your personal interests and the interests of MSIM and / or its Clients. If such a conflict or potential conflict arises, you must report it immediately to your local Compliance group.

In connection with providing investment advisory services to Clients, this includes avoiding any activity which directly or indirectly:

•	Defrauds a Client in any manner.

•	Misleads a Client, including any statement that omits material facts.

•	Operates or would operate as a fraud or deceit of a Client.

•	Functions as a manipulative practice with respect to a Client.

•	Functions as a manipulative practice with respect to securities.

Personal Securities Transactions and Relationship to MSIM Clients

MSIM prohibits you from engaging in personal trading in a manner that would distract you from your daily responsibilities. MSIM strongly encourages you to invest for the long term and discourages short-term, speculative trading. You are cautioned that short-term strategies may attract a higher level of regulatory and other scrutiny. Excessive or inappropriate trading that interferes with job performance or that compromises the duty that MSIM owes to its Clients will not be tolerated.

These standards do not identify all possible conflicts of interest, and literal compliance with each of the specific provisions of this Code will not shield you from liability for personal trading or other conduct that is designed to circumvent its restrictions or violates a fiduciary duty to Clients.

If you become aware that you or someone else may have violated any aspect of this Code, you must report the suspected violation to Compliance, or your Designated Manager immediately.

C.	Overview of Code Requirements

Compliance with the Code is a matter of understanding its basic requirements and making sure the steps you take regarding activities covered by the Code are in accordance with the letter and spirit of the Code. Generally, you have the following obligations:

Activity	Code Requirements
Employee Securities Account(s)	Pre-clearance, Reporting
Personal Trading Reporting	Pre-clearance, Holding Period, Reporting
Participating in an Outside Activity	Pre-clearance, Reporting
Making a Private Investment	Pre-clearance, Reporting

You must examine the specific provisions of the Code for more details on each of these activities and are strongly urged to consult with Compliance if you have any questions.

D.	Definitions

These definitions are here to help you understand the application of the Code to various activities undertaken by you and other persons related to you who may be covered by the Code. The definitions are an integral part of the Code and a proper understanding of them is essential. Refer back to these definitions as you read the Code.

“Access Persons” (for purposes of transacting in Morgan Stanley securities) is defined in the Global Employee Trading, Investing and Outside Business Activities Policy and means those individuals or divisions that, as part of their job function may receive or have access to Morgan Stanley-related material non-public information that is recurring or cyclical in nature.

“Approved Broker” means a Firm-approved third-party broker for Employee Securities Accounts.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan (e.g., “DRIP”).

“Beneficial Interest” generally means an interest where you or a member of your Immediate Family, directly or indirectly: (i) have investment discretion or the ability (including joint ability or discretion) to purchase or sell securities or direct the disposition of securities; (ii) have voting power over securities, or the right to direct the voting of securities; or (iii) have a direct or indirect financial interest in securities (or other benefit substantially equivalent to ownership of securities). For purposes of this Code, “beneficial ownership” shall be interpreted in the same manner as it would be under Section 16 of the Securities and Exchange Act, as amended, and the rules and regulations thereunder.

“Blackout Period” for purposes of this Code, means a temporary period of time as determined by Compliance during which you may be restricted from all personal securities trading or a temporary or indefinite restriction on transactions in certain specific Covered Securities based upon your job responsibilities.

“Broad-Based Exchange-Traded Funds (“ETFs”)” for purposes of this Code, means exchanged-traded funds with at least US $1 Billion in assets under management that the IM Compliance Department has found to be sufficiently broad-based in the scope of their investment strategy and holdings so as to not to require pre-clearance. See Schedule A for a link to the current list of Broad-Based ETFs.

“Chief Compliance Officer” or “CCO” refers to the Chief Compliance Officer of the following, as relevant: Atlanta Capital Management Company LLC; Boston Research and Management; Calvert Research and Management; Eaton Vance Advisers International Ltd.; Eaton Vance Management; Morgan Stanley Investment Management Inc.; or Parametric Portfolio Associates LLC.

“Client” means shareholders or limited partners of registered and unregistered investment companies and other investment vehicles, institutional, high net worth and retail separate account clients, employee benefit trusts and all other types of clients advised by MSIM.

“Closed-End Fund” means any fund with a fixed number of shares and which does not issue and redeem shares on a continuous basis. While Closed-End Funds are often listed and trade on stock exchanges, they are not “Exchange traded funds” as defined below in the Covered Securities definition.

“Compliance” means your applicable local Compliance group (e.g., Atlanta, Boston, Dublin, London, Minneapolis, Mumbai, New York, Seattle, Singapore, Tokyo, and Washington, D.C.).

“Control Group” is a team within Legal and Compliance that is responsible for maintaining the Firm’s Information Barriers (often referred to as “the Wall”). The Control Group serves as a buffer between the Firm’s various business units, controlling and coordinating communications between these areas, as well as conducting global surveillance to ensure that applicable laws and rules are followed.

“Covered Consultant” means a non-employee of MSIM who falls under the definition of a Covered Person or is designated by Compliance as a Covered Consultant.

“Covered Persons” means:

•	All MSIM Employees;

•	All directors and officers of MSIM;

•

Any person (such as certain consultants, leased workers or temporary workers (“Covered Consultants”)) who provides investment advice to clients on behalf of MSIM, is subject to the supervision and control of MSIM or who has access to nonpublic information regarding any Client’s purchase or sale of securities, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic.

•	Any person with responsibilities related to MSIM or who supports MSIM as a business and has frequent interaction with Covered Persons or Investment Personnel, as determined by Compliance.

•

Any other persons falling within the definition of “Access Person” under Rule 17j-1 of the Company Act or Rule 204A-1 under the Advisers Act (such as those supervised persons who have access to nonpublic information regarding the portfolio holdings of a client fund) and such other persons that may be so deemed by Compliance from time to time.

The definition of “Covered Person” may vary by location. Contact Compliance if you have any question as to your status as a Covered Person.

“Covered Securities” includes generally:

•	All equity or debt securities, including but not limited to, derivatives of securities (such as options, warrants and American depositary receipts);

•	Asset-backed securities;

•	Closed-End Funds;

•	Commodities;

•	Corporate and municipal bonds, and similar instruments;

•	Cryptocurrencies (ICOs and SCOs, each as defined under the definition of “Cryptocurrency”);

•	Exchange-traded funds and Exchange-traded Notes;

•	Futures;

•	Investments in all kinds of limited partnerships;

•	Investments in real estate investment trusts (REITs);

•	Investments in private investment funds, hedge funds, private equity funds, and venture capital funds;

•	NextsharesTM ;

•

Open-end mutual funds for which MSIM or Eaton Vance Management or an Eaton Vance Affiliated Entity acts as adviser or sub-adviser (including those funds that consist of Exempt Securities as listed in Schedule A and excluding money market funds);

•	Preferred securities;

•	Securities indices;

•	Unit investment trusts.

An exchange traded fund is a registered open-end investment company or unit investment trust that can be traded on an exchange throughout the day like a stock. Examples of exchange traded funds include SPDR S&P 500 ETF (ticker: SPY), iShares MSCI Emerging Markets ETF (ticker: EEM), and PowerShares QQQ (ticker: QQQ).

Covered Securities does not include “Exempt Securities,” as defined below. Refer to Schedule A for application of the Code to various security types.

“Cryptocurrency” means any virtual or digital representation of value, token or other asset in which encryption techniques are used to regulate the generation of such assets and to verify the transfer of assets, which is not a security or otherwise characterized as a security under the relevant law. This includes initial coin offerings (“ICOs”) and secondary coin offerings (“SCOs”).

“Derivative” means (1) any Futures (as defined below); and (2) a forward contract, a

“swap”, a “cap”, a “collar”, a “floor” and an over-the-counter option. Questions regarding whether a particular instrument or transaction is a Derivatives for purposes of this Code should be directed to the relevant local Compliance group. For avoidance of doubt, a Derivative on a Cryptocurrency is considered to be a “Derivative” for purposes of this Code.

“Designated Manager” means manager designated by your business unit or department to supervise your personal trading and investing activities.

“Eaton Vance Affiliated Entity” means each of the following: Atlanta Capital Management LLC (“ACM”); Boston Management and Research; Calvert Research and Management (“CRM”); Eaton Vance Advisers International Ltd.; Eaton Vance Management; Eaton Vance Management (International) Limited; Eaton Vance Management (International) Asia; Parametric Portfolio Associates LLC. (“PPA”)

“Employee” means all MSIM employees globally on the Public Side of the Morgan Stanley Investment Management Division business and, as appropriate, their Immediate Family.

“Employee Securities Accounts” are any accounts in your own name and other accounts you could be expected to influence or control, in whole or in part, directly or indirectly, whether for securities or other financial instruments, and that are capable of holding Covered Securities, whether or not such capability is utilized. Employee Securities Accounts include:

•	Accounts owned by you;

•	Accounts owned by your Immediate Family (as defined below);

•	Accounts where you obtain benefits substantially equivalent to ownership of securities;

•	Accounts that you or the persons described above could be expected to influence or control, such as:

•	Joint accounts;

•	Family accounts;

•	Retirement accounts;

•	Corporate accounts;

•	Trust accounts for which you act as trustee where you have the power to effect investment decisions or that you otherwise guide or influence;

•	Arrangements similar to trust accounts that benefit you directly;

•	Accounts for which you act as custodian; and

•	Partnership accounts.

“Exempt Securities” are securities that are not subject to the pre-clearance, holding or reporting requirements. Examples of Exempt Securities include:

•	Bankers’ acceptances, bank certificates of deposit and commercial paper;

•

Investment grade, short-term debt instruments, including repurchase agreements (which for these purposes are repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated in one of the two highest categories by a nationally recognized statistical rating organization);

•

Direct obligations of the U.S. Government (including securities that are backed by the full faith and credit of the U.S. Government for the timely payment of principal and interest) and equivalent securities issued by non-U.S. governments, such as:

•	Ginnie Maes,

•	U.S. savings bonds, and U.S. Treasuries; and

•

Securities issued by non-U.S. governments e.g., premium bonds, indexed-linked savings certificates, fixed income savings certificates, guaranteed equity bonds, capital bonds, children’s bonus bonds, fixed rate savings bonds, income bonds and pensioner’s guaranteed income bonds issued and sold directly to the public through the National Savings and Investments agency of the United Kingdom’s Chancellor of the Exchequer. Non-U.S. government debt securities must be rated AA or higher. Otherwise, they will be subject to pre-clearance and 30-day holding period requirement);

•	Shares held in money market funds;

•	Variable insurance products that invest in funds for which MSIM does not act as adviser or sub-adviser;

•

Open-end mutual funds or equivalent in other jurisdictions (e.g., UCITS, SICAVs, UK Authorized Unit Trusts, open-end investment companies (‘OEICS”) for which MSIM does not act as adviser or sub-adviser;

•	Currencies; and

•	Holding physical commodities.

Refer to Schedule A for application of the Code to various security types and additional requirements for Morgan Stanley Asia Limited Employees who hold a Hong Kong Type 9 license.

“Firm” means Morgan Stanley, MSIM’s parent company.

“Fully Managed Account” means an account (including fully managed Individual Savings Accounts (“ISAs”) and an account managed on a discretionary basis by a professional financial adviser or investment adviser (e.g., a robo adviser)) for which an MSIM Employee or Immediate Family has authorized a professional financial advisor or investment manager, in its sole discretion, to acquire and dispose of assets held in the account. Neither the MSIM Employee nor the Immediate Family may make, directly or indirectly, any investment decision, be made aware of any such decisions before transactions are executed by the advisor or manager, or otherwise direct the advisor or manager to effect any transactions in the account. A Fully Managed Account is not considered an Employee Securities Account.

“Hong Kong Type 9 License Holder” means MSIM Public Side Investment Personnel housed in Hong Kong entity Morgan Stanley Asia Limited who holds a Hong Kong Type 9 license.

“Immediate Family” pursuant to this Code includes any of the following persons sharing the same household with the Employee (which does not include temporary house guests): an Employee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, legal guardian, adoptive relative, or significant other. Or any relationship for whom the Employee contributes substantial financial support (e.g., a child in college that is claimed as a dependent on your income tax return or who receives health benefits through you), or conversely if the Immediate Family contributes substantial financial support to the Employee, or the person is aware of a specific transaction or has direct or indirect influence or control over a transaction.

“Initial Public Offering” (“IPO”) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act of 1934. As used in this Code, the term “Initial Public Offering” shall also mean a one-time offering of stock to the public by the issuer of such stock which is not an initial public offering.

“Investment Personnel” means MSIM Employees and any other Covered Persons who (i) obtain or have access to information concerning investment recommendations made to any Client; (ii) any persons designated as Investment Personnel by Compliance; (iii) who, with respect to a Client: (a) provides information or advice with respect to the purchase or sale of a financial instrument for the Client (e.g., portfolio manager, or, in some cases a Research Analyst) or (b) helps execute the investment decisions of a portfolio manager, or, where applicable, Research Analyst on behalf of a Client.

“Morgan Stanley Broker” means a broker-dealer affiliated with Morgan Stanley, including E*TRADE.

“Morgan Stanley Investment Management” or “MSIM” for purposes of this Code means the companies and businesses comprising the Public Side of Morgan Stanley’s Investment Management Division including, but not limited to, Morgan Stanley Investment Management Inc., Morgan Stanley Investment Management Ltd. (“MSIM Ltd.”), Morgan Stanley Investment Management Company (“MSIM Co.”), Morgan Stanley Investment Management (Japan) Co., Ltd. (“MSIMJ”), Morgan Stanley Asia Limited (“MSAL”), Morgan Stanley Investment Management (Australia) Pty Ltd., Atlanta Capital Management Company LLC, Calvert Research and Management, Eaton Vance Management, Parametric Portfolio Associates LLC, but excluding the Private Side companies and businesses. See Schedule B for a list of those legal entities that comprise MSIM.

“Morgan Stanley Securities” means equity, preferred and debt securities issued by Morgan Stanley, but excludes structured products, such as equity-linked or credit- linked notes.

“Mutual Funds” means (i) all open-end mutual funds; and (ii) similar pooled investment vehicles established in non-U.S. jurisdictions, such as registered investment trusts in Japan. For purposes of the Code, Mutual Fund does not include shares of open-end money market mutual funds (unless otherwise advised by Compliance).

“Outside Business Activity” means any organized or business activity conducted by a MSIM Employee outside of MSIM. This includes, but is not limited to, participation on a board of directors or advisory board, including that of a charitable organization, working part-time outside of MSIM, establishing a holding company for investments, establishing an LLC that invests in rental properties, or forming a limited partnership.

“PPA Model Personnel” means designated Investment Personnel who are involved in portfolio management, trading, and research & strategy, as well as other departments who may have access to pre-execution model portfolio transaction information and may have additional pre-clearance requirements as determined by Compliance. PPA Model Personnel includes, but is not limited to, Employees who were Seattle Investment Personnel prior to January 1, 2022.

“Portfolio Managers” means MSIM Employees who are primarily responsible for the day-to-day management of a Client portfolio.

“Private Investment” means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions. It includes investments in hedge funds, private equity funds, limited partnerships, real estate, peer to peer lending clubs and private businesses.

“Proprietary or Sub-advised Mutual Fund” means any open-end Mutual Fund for which MSIM acts as investment adviser or sub-adviser.

“Public Side” means the MSIM businesses and entities and their Employees who work in the public securities markets (e.g., equities, fixed income and money markets).

“Research Analysts” are MSIM Employees who (1) perform financial, qualitative and/or quantitative analysis of financial instruments or their issuers that result in a recommendation or conclusion to Investment Personnel regarding investments for a Client; or (2) is involved in the construction or rebalancing of an index (as applicable); or (3) are assigned to make investment recommendations to, or for the benefit of, any Client portfolio.

“Restricted Lists” means any list of issuers or securities maintained by Morgan Stanley where trading in Employee Securities Accounts is restricted due to Firm policies or regulation.

II.	TYPES OF ACCOUNTS/ACCOUNT OPENING REQUIREMENTS

A.	Employee Securities Accounts

Generally, you and your Immediate Family must maintain all Employee Securities Accounts that may invest in Covered Securities at a Morgan Stanley Broker or an Approved Broker, as applicable to the respective jurisdiction.

Requirements may vary in non-U.S. offices. New Employees or newly designated Covered Persons must disclose their Employee Securities Account(s) and accounts of their Immediate Family within 10 calendar days, of hire, using the Initial Disclosure Form, and transfer their Employee Securities Account(s) to a Morgan Stanley Broker or an Approved Broker, as applicable in non-US jurisdictions, at their own expense, within 60 calendar days of becoming a Covered Person. Failure to do so may be considered a significant violation of this Code.

Opening a Morgan Stanley Brokerage Account. When opening an Employee Securities Account, you must notify the Morgan Stanley Broker that you are an Employee and that the relevant account must be coded as an Employee or Employee-related account.

B.	Fully Managed Account*

Fully Managed Accounts are generally permitted to be maintained outside of the Firm. For Fully Managed Accounts maintained outside of the Firm, Employees must provide Employee Investing and Activities Compliance (“EIAC”) with a copy of the management agreement, which EIAC will review for the relevant provisions. For certain brokers the management agreement is not required (e.g., robo advisors). If the account is managed by a firm other than Morgan Stanley, you must submit a request in the Outside Business Interests System (the “OBI System”) and arrange for duplicate copies of statements to be sent to Compliance.

You may open a Fully Managed Account for yourself or an Immediate Family member if the account meets the standards set forth below. In certain circumstances and with approval from Compliance, you may appoint non-Morgan Stanley managers (e.g., trust companies, banks or registered investment advisers) to manage your account.

In order to establish a Fully Managed Account, you must grant the manager complete investment discretion over your account. Pre-clearance is not required for trades in this account; however, you may not participate, directly or indirectly, in individual investment decisions or be made aware of such decisions before transactions are executed. This restriction does not preclude you from establishing investment guidelines for the manager, such as indicating industries in which you desire to invest, the types of securities you want to purchase or your overall investment objectives. However, those guidelines may not be changed so frequently as to give the appearance that you are actually directing account investments.

To the extent that you become aware of a proposed transaction by the manager in these types of accounts or have personally directed or asked another person to direct trades in these accounts, you are required to pre-clear the transaction prior to execution of the trade by the manager.

Annually, MSIM Employees and Covered Consultants will be required to attest that they have not made, directly or indirectly, any individual investment decision related to such managed account(s), nor have they directed another person to make such investments without first pre-clearing those transactions in accordance with Section III.

*	Pursuant to local regulation, Employees of MSIM Private Limited and IM Public Side Employees of the Global In-house Centers as listed in Schedule B are prohibited from opening Fully Managed Accounts.

C.	Other Morgan Stanley Sponsored Accounts

You do not have to pre-clear participation in Morgan Stanley Sponsored Accounts (e.g., Morgan Stanley 401 (k), Employee Incentive Compensation Plan, etc.) with Compliance. However, you must disclose participation in these and similar plans as part of the quarterly reporting process upon initial participation, and during the annual certification process.

D.	Non-Morgan Stanley Accounts

Exceptions to the requirement to maintain Employee Securities Accounts at a Morgan Stanley Broker are rare and require Compliance approval. If your request is approved, you will be required to ensure that duplicate statements are sent to Compliance. Requirements may vary in non-U.S. offices.

If you open an account other than with a Morgan Stanley Broker (inclusive of E*TRADE) without obtaining the required Compliance pre-approval, you must immediately disclose it to Compliance through the OBI System. You may be required to close such account.

Maintaining a non-Morgan Stanley 401(k) plan or similar account that permits you to trade Covered Securities must be approved by Compliance.

E.	Individual Savings Accounts (“ISAs”) for Employees of MSIM Ltd. and EVAIL

Fully Managed Accounts for ISAs (i.e., an independent manager makes the investment decisions) and non-discretionary ISAs (including single company ISAs) where you make investment decisions, may only be established and maintained as long as the account is pre-approved by Compliance through the OBI System. In addition, for Non-discretionary ISAs you must obtain pre-approval for each transaction you wish to undertake via the Trade Pre-Clearance (“TPC”) system. Duplicate statements must be supplied to Compliance and applicable quarterly and yearly reporting requirements must be met. For the avoidance of doubt, Fully Managed Accounts for ISAs do not require pre-approval for each transaction undertaken by the independent investment manager. However, yearly reporting requirements apply.

F.	Mutual Fund Accounts

You and your Immediate Family may open an account for the purpose of transacting in affiliated open-end Mutual Funds, including Sub-Advised and Proprietary Mutual Funds (i.e., an account directly with a fund transfer agent) without prior approval from Compliance.

G.	Issuer Purchase Plans

You may open an account directly with an issuer to purchase its shares, such as a dividend reinvestment plan, or “DRIP,” by submitting the DRIP Form to your local Compliance group and pre-clearing the initial purchase and any sales. You must also report DRIP holdings to Compliance as part of the annual certification process.

H.	Investment Clubs

You may not participate in or solicit transactions on behalf of investment clubs in which members pool their funds to make investments in securities or other financial products.

I.	Cryptocurrencies

You are generally not required to disclose accounts for Cryptocurrency (wallets/accounts) as long as they do not have brokerage capability and are not linked to an account with brokerage capability (whether or not such capability is utilized).

While trading Cryptocurrencies does not require disclosure or pre-clearance, participation in Private Investments or Outside Business Activities (such as mining) require disclosure and approval through the OBI System. Please note that investments or Outside Business Activities related to cryptocurrency exchanges or other related ventures are generally not permitted (please see the Global Employee Trading, Investing and Outside Business Activities Policy).

III.	PRE-CLEARANCE REQUIREMENTS FOR PERSONAL SECURITIES TRANSACTIONS

A.	General

You and your Immediate Family are required to pre-clear and receive prior approval for all personal securities transactions in Covered Securities unless your personal securities transaction is subject to an exemption under this Code. Should an Employee be made aware of a proposed transaction in a Fully Managed Account or have personally directed, or asked another person to direct a trade in a Fully Managed Account, the Employee is required to pre-clear that trade prior to execution. See the Securities Transaction Matrix in Schedule A for additional information regarding the requirements for pre-clearance. In keeping with the general principles and objectives of the Code, Compliance, in its sole discretion, may refuse to grant approval of a personal securities transaction, without specifying a reason for the refusal.

Personal trade requests will be denied if there is an open order for a Client in the same security or related security at the time the personal trade request is submitted. Exceptions may be granted if the Covered Security is being purchased or sold for a passively-managed index fund or index portfolio.

Please consult with your local Compliance if you have any questions.

B.	Initiating a Transaction

Pre-clearance is obtained by entering your trade request into the TPC system (type “IMTPC/” into your browser). Upon completion of the necessary checks, you will receive a system generated email notification advising whether your trade request has been approved or rejected. You must wait for notification from the TPC system advising that your trade request has been approved before executing the trade.

C.	Pre-Clearance Valid for One Day Only

All Covered Persons, including PPA Model Personnel, are required to pre-clear Covered Securities through the TPC system. If your trade request is approved, such approval is valid only for the day on which it is granted (the day on which you receive notification that your trade request was approved). Any transaction not completed (whether in whole or in part) on that day will require a new approval. This means that open orders, such as limit orders and stop-loss orders, must be pre-cleared each day until the transaction is effected. In the case of trades in international markets where the market has already closed, transactions must be executed by the next close of trading in that market.

D.	Restrictions and Requirements for Investment Personnel

No purchase or sale transaction may be made in any Covered Security or a related investment (i.e., derivatives) by Investment Personnel (excluding PPA Model Personnel; see Section III.E “Restrictions and Requirements for PPA Model Personnel” below) for a period of five (5) calendar days before or five (5) calendar days after the Investment Personnel purchases or sells the security on behalf of a Client. Investment Personnel may request an exception from the Blackout Period if the Covered Security was traded for an index fund or index portfolio.

Investment Personnel or other Employees who have knowledge of Client trading activity are subject to the same five (5) calendar day Blackout Period. Investment Personnel must obtain approval from their Designated Manager or designee prior to obtaining pre-clearance approval by Compliance.

Restrictions and Requirements that apply to Eaton Vance Affiliated Entities

Where research recommendations or conclusions are involved, Investment Personnel, in particular Employees who work in the Eaton Vance Affiliated Entities businesses, must adhere to the following.

If within the five (5) calendar days prior to and including the day you seek preclearance and approval to enter into a personal securities transaction for a security:

(a) that security or a related financial instrument has been added to or removed from the Analyst Select Portfolio (a paper portfolio (non-cash) that enables analysts to express their opinions on their coverage sector or a specific stock within the coverage sector), or an existing position in the Analyst Select Portfolio has been increased or decreased;

(b) the weighted price potential (“WPP”) of that security (as determined by a Research Analyst) or a related financial instrument has been changed (the amount of the change in order to trigger the restrictions set forth herein as determined from time to time) on the relevant system (e.g., Code Red/FactSet RMS),; or

(c) for purposes of CRM, that security (or its issuer) has been designated as “eligible” or “ineligible” or its designation as a “eligible” or “ineligible” has changed,

then you CANNOT trade the Security and your preclearance request will be denied.

Additional Requirements Pertaining to Research Analysts in the Eaton Vance Affiliated Entities Businesses

Research Analysts and their Immediate Family, in particular Research Analysts in the Eaton Vance Affiliated Entities businesses, are subject to the requirements and restrictions listed below.

•

Personal Securities Transactions for Securities in Your Coverage Area. You and your Immediate Family may not enter into a personal securities transaction in any security for which you have coverage responsibility:

•

If you are in the process of making a new recommendation, have changed a recommendation or conclusion for the security or a related financial instrument, but have not yet communicated it to the Investment Personnel in your department;

•	Until the 5th calendar day after you have communicated your new or changed recommendation or research conclusion throughout the relevant investment group; or

•	Until you have first determined, with the prior concurrence of local Compliance, that investment in that security or a related financial instrument is not suitable for any Client.

You may then proceed according to the requirements set forth above under sub-sections A, B and C above.

E.	Restrictions and Requirements for PPA Model Personnel

PPA Model Personnel may be temporarily restricted from all personal securities trading during significant model portfolio rebalance and index reconstitution events. PPA Model Personnel may also be temporarily restricted from transacting in specific securities during significant model portfolio rebalance or index reconstitution events. PPA Model Personnel will be notified of all such personal trading Blackout Periods and Restricted Lists in writing by local Compliance. Additionally, PPA Model Personnel are required to request approval for any personal securities trades from their Designated Manager one (1) calendar day prior to the intended transaction and are required to attest in the TPC system that this approval has been obtained when submitting the trade request on the same day as the intended transaction.

Please consult your local Compliance if you have questions.

F.	Employees Designated to be “Above the Wall”

MSIM Employees in the Legal and Compliance Division, Internal Audit Division, and the Global Risk & Analysis Super Department are designated to be “Above the Wall” (“ATW”) and their personal securities transactions are subject to additional pre-clearance checks with the Control Group. Other Employees may also be subject to the ATW checks as deemed necessary by the Control Group.

G.	Transacting in Morgan Stanley Securities

Transacting in, including the gifting of, Morgan Stanley securities is subject to the Global Employee Trading, Investing and Outside Business Activities Policy and must take place during the designated window periods.

H.	Trading Derivatives

MSIM	Employees who work in the PPA business are prohibited from trading ALL Derivatives.

The following is a list of permitted options trading (for non-PPA Employees) that must be pre-cleared by your local Compliance and submitted through the TPC system:

Call Options

Listed Call Options. You may purchase a listed call option if the call option has a “period to expiration” of at least 30 calendar days from the date of purchase and you hold the call option for at least 30 calendar days prior to sale. If you choose to exercise the option, you must also hold the underlying security delivered pursuant to the exercise for 30 calendar days after the date of option exercise.

Covered Calls. You may also sell (or “write”) a call option only if you have held the underlying security (in the corresponding amount) for at least 30 calendar days.

Put Options

Listed Put Options. You may purchase a listed put option if the put option has a “period to expiration” of at least 30 calendar days from the date of purchase and you hold the put option for at least 30 calendar days prior to sale. If you purchase a put option on a security you already own, you may exercise the put once you have held the underlying security for 30 calendar days. If you purchase a put on a security that you do not own, you may not exercise the put; and must sell the option prior to its expiration date.

For MSIM Employees, other than those who work in the PPA business, you may not trade futures, forward contracts, including currency forwards, physical commodities and related derivatives, over-the-counter warrants or swaps. You are prohibited from selling (“writing”) a put. The prohibition on commodities trading applies to trades directly on commodities markets rather than holding the physical commodity (e.g., gold bullion).

I.	Other Restrictions

Primary and Secondary Public Offerings

You and your Immediate Family are generally prohibited from purchasing any equity security in an initial or secondary/follow on public offering. In addition, unless otherwise notified by Compliance, you may not purchase an equity security that is part of a primary or secondary public offering that the Firm is underwriting or selling until the distribution has been completed. This restriction does not apply to rights issuances to which Employee Securities Accounts would be entitled with regard to their existing holdings. Note that this restriction also applies to your immediate family, regardless of whether the securities are purchased into an Employee Securities Account.

Purchases of new issue debt are permitted, provided such purchases are pre-cleared by Compliance and meet other relevant requirements of the Code.

Short Sales

You and your Immediate Family may not engage in short selling of Covered Securities.

Restricted List

You and your Immediate Family may not transact in Covered Securities that appear on the Firmwide Restricted List or other such lists applicable to your business unit. You must check the Restricted List and other applicable lists prior to submitting a TPC request.

Cross Trades

MSIM Employees and their Immediate Family are not allowed to engage in cross trades or pre-arranged trades between their Employee Securities Accounts, MSIM funds and MSIM Client accounts.

Changes to Normal Settlement Cycles

Hong Kong Type 9 License Holders are not permitted to make changes to normal settlement cycle or delay settlement for any trades in Employee Securities Accounts.

J.	Other Activities Requiring Pre-Clearance

The following activities also require pre-clearance:

•	Outside Business Activities

Please see Section VI “Outside Business Activities and Private Investments” of this Code.

•	Outside Brokerage Accounts

Please see Section II “Types of Accounts and Account Opening Requirements” of this Code.

•	Transactions in Private Investments

Please see Section VI “Outside Business Activities and Private Investments” of this Code.

•	Political Contributions

Please consult the Firm Policy on U.S. Political Contributions and Activities.

K.	Additional Large Trading Clearance for Employees in Asia Pacific and Japan

Before executing a securities transaction that exceeds USD 500,000 (or its currency equivalent) or where the cumulative value of current transaction and all transactions in the same issuer within a 30 day calendar window exceeds USD 500,000 (or its currency equivalent), all MSIM Employees in Asia Pacific and Japan are required obtain additional large trade pre-clearance by completing the form in the policy link provided below and email a copy to “asialargetrades”:

Additional Large Trade Clearance for Employee Trades in Asia Pacific

Additional Large Trade Clearance for Employee Trades in Japan

Please note this approval requirement is in addition to the Trade pre-clearance requirement via the IMTPC system referred to in Section B above.

IV.	HOLDING REQUIREMENTS

A.	Proprietary and Sub-advised Mutual Funds

You may not redeem or exchange Proprietary or Sub-advised Mutual Funds until at least 30 calendar days from the purchase trade date.

B.	Covered Securities

You may not sell a Covered Security until you have held it for at least 30 calendar days.

Employees are subject to the terms and restrictions of an open-end fund’s prospectus, including restrictions such fund may impose on excessive trading. You may not engage in trading of shares of an open-end fund that is inconsistent with the prospectus of that fund. Where an advised or sub-advised fund’s prospectus has a holding period that is less than 30 calendar days, Employees are required to hold shares for at least 30 calendar days before selling.

C.	Holding Requirements Specific to MSIMJ Employees

When selling equity and equity-linked notes, Covered Persons at MSIMJ must hold such instruments for at least six months; however, Compliance may grant an exception if the instruments are held for at least 30 calendar days from the date of purchase. This includes transactions in Morgan Stanley Securities.

D.	Holding Requirements Specific to HK Type 9 License Holder Employees

All personal account investments (including Exempt Securities) made by Hong Kong Type 9 License Holders are required to be held for a minimum of 30 calendar days.

V.	REPORTING REQUIREMENTS

A.	Initial Reporting and Certification

When you commence employment with MSIM or otherwise become a Covered Person, you must provide an Initial Disclosure Form (the “Initial Report”) to Compliance no later than 10 calendar days after you become a Covered Person. The information you provide must not be more than 45 calendar days old from the day you became a Covered Person and must include:

•	The title and type, and, as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of any Covered Security;

•	The name of any broker-dealer, bank or financial institution where you maintain an account in which any securities are held;

•	Any Outside Business Activities; and

•	The date you submitted the Initial Report.

All new Covered Persons will receive training on the principles and procedures of the Code. As a Covered Person, you must also certify that you have read, understand and agree to abide by the terms of the Code, including but not limited to, the disclosure of Outside Accounts, Outside Business Activities and Private Investments that are required to be logged in the Outside Business Interest system within 30 calendar days and the transfer or closure of the account within 60 calendar days of hire. If you have any questions, contact your local Compliance group.

B.	Quarterly Reporting and Certification

You must submit a Quarterly Transaction Report to Compliance no later than 30 calendar days after the end of each calendar quarter, or in accordance with regulatory requirements applicable to your region. You do not have to submit a Quarterly Transaction Report if it would duplicate information provided in broker account statements that Compliance already receives or may access.

The Quarterly Transaction Report must contain the information set forth below.

•	For transactions in an Employee Securities Account during the previous quarter you must provide:

•	The date of the transaction, the title, and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of any Covered Security;

•	The nature of the transaction (i.e. purchase, sale or other type of acquisition or disposition);

•	The price of the security at which the transaction was effected;

•	The name of the broker-dealer or bank with or through which the transaction was effected; and

•	The date you submitted the Quarterly Transaction Report.

•

For any new account, including accounts for your Immediate Family, established by you during the previous quarter in which any securities are held for your direct or indirect benefit, you must provide:

•	The name of the broker-dealer, bank or financial institution with which you established the account;

•	The date the account was established; and

•	The date you submitted the Quarterly Transaction Report.

A reminder to complete the Quarterly Transaction Report will be provided to you by Compliance.

C.	Annual Reporting and Certification

You must update, as applicable, and certify to the following information on an annual basis (the “Annual Report”):

•	A list of your current brokerage account(s), including those for your Immediate Family;

•	A list of all securities and principal amount beneficially owned by you in these account(s);

•	A list of all your approved Outside Business Activities, and Private Investments;

•	A list of all other investments you hold outside of Morgan Stanley (such as DRIPs, other 401(k) accounts and any Covered Securities held in certificate form);

•	A list of broker-dealers, banks or financial institutions with which you maintain an account in which any securities are held; and

•

That you have not made, directly or indirectly, any individual investment decision related to any Fully Managed Account(s), nor have you directed another person to make such investments without first pre-clearing those transactions in accordance with Section III.

The information in the Annual Report must not be more than 45 calendar days old from the day you submit it to Compliance. You must also certify that you have read and agree to abide by the requirements of the Code and that you are in compliance with the Code.

The link to the Annual Report will be provided to you by Compliance.

Hong Kong Type 9 License Holders are required to submit their holdings annually and semi-annually in October and April each year.

VI.	OUTSIDE BUSINESS ACTIVITIES AND PRIVATE INVESTMENTS

A.	Approval to Engage in an Outside Business Activity

You may not engage in any Outside Business Activity, regardless of whether or not you receive compensation or are asked to engage in such activity by the Firm, without prior approval first from the Employee’s Designated Manager and then from Compliance. If you receive approval, it is your responsibility to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of the Outside Business Activity or if the nature of the activity changes, materially. In addition, and as part of the Annual Certification of Employees, you are required to review/edit each disclosure for completeness and accuracy.

Examples of an Outside Business Activity include providing consulting services, organizing a company, giving a formal lecture or publishing a book or article, accepting compensation from any person or organization other than the Firm, serving as an officer, employee, director, partner, member, or advisory board member of a company or organization not affiliated with the Firm, whether or not related to the financial services industry (including charitable organizations or activities for which you do not receive compensation), setting up a holding company for investments or investing in rental properties. For U.S. registered Employees only, real estate investments that generate rental income require disclosure in the OBI System, unless the property is also used by the Employee as a primary, secondary or vacation residence. Generally, Compliance will not approve any Outside Business Activity related to the securities or financial services industry other than activities that reflect the interests of the industry as a whole and that are not in competition with those of the Firm.

In the case of employees of Morgan Stanley AIP GP LP (“AIP”), where serving on an advisory board for a company in which AIP invests is part of the AIP employee’s roles and responsibilities as an employee of AIP, such service shall not be considered an Outside Business Activity and approval via the OBI System is not required. The relevant senior business managers are responsible for approving Employees to serve on advisory boards, documenting such approvals, maintaining a list of such Employees, and reviewing the list in consultation with the relevant Compliance officers at least annually.

A request to serve on the board of any company, particularly the board of a public company, will be granted in very limited instances only. If you receive approval, your directorship may be subject to the implementation of information barrier procedures to isolate you from making investment decisions for Clients concerning the company in question, as applicable.

B.	Approval to Invest in a Private Investment

You may not invest in a third-party Private Investment without prior approval from Compliance. Private Investments include investments in privately held corporations,

limited partnerships, tax shelter programs, hedge funds and holding companies (i.e. LLC, LP, S-Corp, C-Corp, etc.). Approval is required for third-party private investments held in a Morgan Stanley account through the OBI system. Disclosure in the OBI system is not required for Morgan Stanley proprietary funds (funds structured by Morgan Stanley or its affiliates that are offered to MS Employees and/or Clients).

For Singapore-licensed Employees, it is prohibited to conduct (by way of Outside Business Activity or Private Investment) the following non-financial advisory activities:

•	Carrying on moneylending business;

•	Organizing, promoting or conducting any casino marketing arrangement;

•	Being involved in the real estate agency business;

•	Marketing any investment that is not an investment product.

C.	Pre-Clearance Process

You may request pre-clearance of Outside Business Activities and Private Investments by typing “OBI” into your browser.

VII.	CONSULTANTS AND TEMPORARY WORKERS

Consultants and other temporary workers who fall under the definition of a Covered Person by virtue of their duties and responsibilities with MSIM must adhere to the following:

•	Initial, quarterly and annual reporting;

•	Provision of duplicate account statements to Compliance for transactions in any Covered Security;

•	Prohibition against participating in any IPOs;

•	Prohibition against participation in Investment Clubs;

•	Pre-clearance of Outside Business Activities and Private Investments.

•	Pre-clear all personal securities transactions in Covered Securities.

Consultants or temporary workers that are hired for positions lasting more than one year or are otherwise classified as a Covered Person by their assignment contacts/managers or Compliance may be required to transfer brokerage accounts to a Morgan Stanley Broker or Firm approved third party broker as applicable to the respective jurisdiction.

VIII.	REVIEW, INTERPRETATIONS AND EXCEPTIONS

Compliance is responsible for administering the Code and reviewing your Initial, Quarterly and Annual Reports. Compliance has the authority to make final decisions regarding Code policies and may grant an exception to a policy as long as it determines that no abuse or potential abuse is involved. Exceptions are granted only in rare and unusual circumstances, such as financial hardship. You must contact Compliance with any questions regarding the applicability, meaning or administration of the Code, including requests for an exception, in advance of any contemplated transaction. If Compliance determines that an exception would not be against the interests of any Client and is consistent with applicable laws and regulations, including Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act, Compliance may approve an exception and will document the exception, including the circumstances and rationale.

IX.	ENFORCEMENT AND SANCTIONS

Violations of the Code are reported to Compliance, and, as appropriate, senior management. On a quarterly basis, violations of the Code are reported to the applicable funds’ board of directors. We may issue letters of warning/education or impose sanctions as appropriate, including notifying your Designated Manager, issuing a reprimand (orally or in writing), restricting your trading privileges, reducing your discretionary bonus, if any, requiring reversal of a trade made in violation of the Code or other applicable policies, or taking other disciplinary action, including, but not limited to, suspension or termination of your employment. Violations are considered on a cumulative basis.

The foregoing sanctions are intended to be guidelines only. Compliance, in its discretion, may recommend alternative actions if deemed warranted by the facts and circumstances of each situation. MSIM management, including the Head of MSIM Compliance, is authorized to determine the choice of actions to be taken in specific cases.

Sanctions may vary based on applicable law and regulatory requirements in your jurisdiction.

In addition, pursuant to the terms of Section 9 of the Investment Company Act of 1940, as amended, no director, officer or Employee of MSIM may become, or continue to remain, an officer, director or Employee of MSIM without an exemptive order issued by the U.S. Securities and Exchange Commission, if such director, officer or Employee:

•

Within the past ten years has been convicted of any felony or misdemeanor (i) involving the purchase or sale of any security; or (ii) arising out of his or her conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or

•

Is or becomes permanently or temporarily enjoined by any court from: (i) acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the U.S. Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company or entity or person required to be registered under the U.S. Commodity Exchange Act; or (ii) engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

You are obligated to immediately report any conviction or injunction described here to Compliance.

In addition to the above, you may also be subject to similar fit and proper/conduct related requirements to the extent you are employed or licensed in non-US jurisdictions. Please reach out to your local Compliance coverage if you are unclear about the requirements that apply to you.

X.	RELATED POLICIES

In addition to this Code, you are also subject to the policies and procedures documented in the Compliance Manual applicable to your region; the Global Employee Trading Investing and Outside Business Activities Policy; the Morgan Stanley Code of Conduct; the Global Confidential and Material Non-Public Information Policy; the Policy on U.S. Political Contributions and Activities; and the MSIM Global Gifts, Entertainment and Charitable Giving Policy (requirements may vary in non-U.S. offices).

XI.	RECORDKEEPING

A.	Firm Requirements

Records are retained in accordance with the Firm’s Global Information Management Policy, which establishes general Firm-wide standards and procedures regarding the retention, handling, and destruction of official books and records and other information of legal or operational significance. The Global Information Management Policy incorporates the Firm’s Master Retention Schedule, which lists various record classes and associated retention periods on a global basis.

B.	MSIM Maintenance of Records Relevant to this Code

Compliance shall maintain records relevant to this Code as may be necessary under the provisions of this Code.

CODE OF ETHICS

PARAMETRIC PORTFOLIO ASSOCIATES LLC

June 1, 2021

Table of Contents

I.	Overview

II.	Standards of Business Conduct

III.	Personal Securities Transactions Policy and Procedures

	A.	Definitions

	B.	Applicability of the Policy

		1.	Who is Covered

		2.	What Accounts are Covered

	C.	Rules Applicable to All Access Persons

		1.	Use of a Designated Broker

		2.	Prohibited Practices

		3.	Preclearance Requirements

		4.	Exempt Transactions

		5.	Restricted Transactions

		6.	Reporting Requirements

		7.	Managed Accounts

	D.	Additional Rules Applicable to Seattle Investment Personnel

		1.	Requirement to Pre-Notify CCO of Personal Securities Transactions

		2.	Blackout Periods and Restricted Securities Lists

	E.	Additional Rules Applicable to EV Access Persons

		1.	Types of Securities

		2.	Preclearance Requirements

		3.	Restrictions

		4.	Provisions Applicable to all EV Access Persons that May Restrict Personal Securities Transactions

		5.	Personal Securities Transactions Excluded from the Preclearance and Approval Requirement

		6.	Additional Requirements – EV Access Portfolio Persons

		7.	Additional Requirements – EV Access Research Analysts

	F.	Administration

		1.	Maintenance of List of Access Persons

		2.	Review of Securities Reports

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	3.	Certifications by Access Persons

	4.	Reports to Management and Trustees of Registered Investment Company Clients

	5.	Recordkeeping Requirements

	6.	Confidentiality

IV.	Consequences for Violations of this Code

Appendix A EV Access Persons

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I. Overview

Parametric Portfolio Associates LLC (“Parametric”) is an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940. Parametric has adopted this written Code of Ethics (this “Code”) in accordance with Rule 204A-1 under the Investment Advisers Act and Rule 17j-1 under the Investment Company Act.

All Parametric directors, officers, employees and interns are considered to be Access Persons of Parametric and are subject to this Code unless determined otherwise by the CCO. In addition, any supervised person, such as a consultant, contractor or temporary employee who has access to nonpublic information regarding the purchase or sale of securities in Parametric client portfolios or is involved in making securities recommendations, is considered an Access Person and is subject to this Code.

In certain circumstances, Parametric employees may also be deemed an EV Access Person1 and subject to provisions under the EV Code which does not include Parametric. This is typically in cases where the Parametric employee resides in an Eaton Vance office and/or primarily utilizes or has access to Eaton Vance systems and/or investment research. Such employees are referred to herein as EV Access Persons. Parametric employees in the Parametric departments listed on Appendix A are considered EV Access Persons. Parametric employees that are EV Access Persons are subject to Sections I, II, III.A, III.B., III.C.1, III.C.2.a, III.C.2.b, III.C.2.c, III.C.2.d, III.C.2.f, III.C.3, III.C.5.c, III.C.5.d, III.C.6, III.C.7, III.E, III.F and IV of this Code but are not subject to Sections III.C.2.e, III.C.2.g, III.C.4, III.C.5.a, III.C.5.b, III.C.5.e, and III.D of this Code.

II. Standards of Business Conduct

Parametric is committed to setting the highest ethical standards with regard to the business conduct of its employees. Parametric has adopted the following standards to promote an environment committed to ethical and professional excellence. By adhering to these standards and this Code, you will enable Parametric to develop and maintain the valued trust and confidence of its Clients and prospective clients.

As an Access Person subject to this Code, you are expected to comply with the following standards of business conduct:

•	You must comply with all applicable laws and regulations, including federal securities laws;

•	You must comply with the fiduciary obligations outlined below; and

•	You must comply with this Code.

You have a duty to promptly report any violation or apparent violation of this Code to the CCO or a member of the Compliance department. This duty exists whether the violation or apparent violation is yours or that of another person subject to this Code. Retaliation against individuals who report violations or apparent violations of this Code in good faith is not permitted. Violators of this Code are subject to sanctions.

Nothing in this Code restricts or prohibits you from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including without limitation, the U.S. Equal

[1]	Capitalized terms in this section are defined in section III.A - Definitions.

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Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Commodities Futures Trading Commission, the Financial Industry Regulatory Authority, the Occupational Safety and Health Administration, the U.S. Congress, any other federal, state or local governmental agency or commission, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation. This Code does not limit your right to receive an award from any Regulator that provides awards for information relating to a potential violation of law. You do not need prior authorization to engage in conduct protected by this paragraph, and do not need to notify the CCO that you have engaged in such conduct. You recognize and agree that, in connection with any such activity outlined above, you must inform the Regulators, your attorney, a court or a government official that the information you are providing is confidential. Despite the foregoing, you are not permitted to reveal to any third-party, including any governmental, law enforcement, or regulatory authority, information you came to learn during the course of your employment that is protected from disclosure by any applicable privilege, including but not limited to the attorney-client privilege and/or attorney work product doctrine. Parametric and its affiliates do not waive any applicable privileges or the right to continue to protect privileged attorney-client information, attorney work product, and other privileged information.

Please take notice that federal law provides criminal and civil immunity from federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.

Fiduciary Obligations

You have a duty to act in utmost good faith with respect to each Client, particularly where the interests of Parametric may be in conflict with those of a Client. Parametric has a duty to deal fairly and act in the best interests of its Clients at all times. The following fiduciary principles govern your activities and the interpretation/administration of these rules:

•	The interests of Clients must be placed first at all times.

•

All of your personal Securities Transactions must be conducted consistent with the rules contained in this Code and in such manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

•

You should never use your position with Parametric, or information acquired through your employment, in your personal trading in a manner that may create a conflict—or the appearance of a conflict—between your personal interests and the interests of Parametric or its Clients. If such a conflict or potential conflict arises, you must report it immediately to the CCO.

In connection with providing investment advisory services to Clients, this includes avoiding any activity which directly or indirectly:

•	Defrauds a Client in any manner.

•	Misleads a Client, including any statement that omits material facts.

•	Operates or would operate as a fraud or deceit on a Client.

•	Functions as a manipulative practice with respect to a Client.

•	Functions as a manipulative practice with respect to securities.

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These rules do not identify all possible conflicts of interest, and literal compliance with each of the specific provisions of this Code will not shield you from liability for personal trading or other conduct that is designed to circumvent its restrictions or violates a fiduciary duty to Clients.

III. Personal Securities Transactions Policy and Procedures

A.	Definitions

Access Person includes (i) all directors and officers of Parametric; and (ii) any supervised person, such as an employee, intern, consultant, contractor and temporary employee, who has access to nonpublic information regarding the purchase or sale of securities in Client portfolios, or is involved in making securities recommendations, as determined at the discretion of the CCO.

Affiliated Fund includes each investment company registered under the Investment Company Act of 1940 for which Parametric acts as the investment adviser or sub-adviser. Parametric’s list of Affiliated Funds is maintained in StarCompliance. Please consult StarCompliance for the most current list of Affiliated Funds.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Interest with respect to Securities or a Securities Account generally means an interest where you or a member of your Immediate Family, directly or indirectly, (i) have investment discretion or the ability (including joint ability or discretion) to purchase or sell Securities or direct the disposition of Securities; (ii) have voting power over Securities, or the right to direct the voting of Securities; or (iii) have a direct or indirect financial interest in Securities (or other benefit substantially equivalent to ownership of Securities). For purposes of this Code, “beneficial ownership” shall be interpreted in the same manner as it would be under Section 16 of the Securities and Exchange Act, as amended, and the rules and regulations thereunder.

CCO means the Chief Compliance Officer of Parametric unless otherwise indicated.

Client is any person or entity to which Parametric provides investment advisory or sub-advisory services.

Closed-End Fund means any fund with a fixed number of shares and which does not issue and redeem shares on a continuous basis. While Closed-End Funds are often listed and trade on stock exchanges, they are not “Exchange Traded Funds” as defined below.

Compliance/Compliance Department means a member of the compliance team.

Control means with respect to (i) an entity, the power to exercise a controlling influence over the management or policies of the entity, unless such power is solely the result of an official position of such entity, (ii) an account, having investment discretion over the account, and (iii) an issuer (including an Affiliated Fund), a Beneficial Interest in more than 25% of the voting securities of the issuer.

CRM means Calvert Research and Management.

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Cryptocurrency means any virtual or digital representation of value, token or other asset in which encryption techniques are used to regulate the generation of such assets and to verify the transfer of assets, which is not a Security or otherwise characterized as a security under the relevant law. Cryptocurrencies that have been deemed by the U.S. Securities and Exchange Commission to be a Security are reportable under this Code and must be held with a Designated Broker.

Derivative mean (1) any Futures (as defined below); and (2) a forward contract, a “swap”, a “cap”, a “collar”, a “floor” and an over-the-counter option. Questions regarding whether a particular instrument or transaction is a Derivatives for purposes of the Code should be directed to the CCO. For avoidance of doubt, a Derivative on a Cryptocurrency is considered to be a “Derivative” for purposes of the Code.

Designated Broker means any one of the following broker-dealer firms that provide electronic data feeds to StarCompliance: Ameriprise Financial; Betterment; Charles Schwab; Citigroup; E*Trade; Edward Jones; Fidelity; Interactive Brokers; JP Morgan Chase; Merrill Lynch; Morgan Stanley; Raymond James; RBC Wealth Management; Stifel Financial; TD Ameritrade; UBS; USAA; Vanguard; and Wells Fargo. Additional broker-dealers may be added or removed from this list over time. Please consult the Compliance Department for the current list of Designated Brokers, which are also accessible through StarCompliance and on the Parametric Intranet.

Eaton Vance Affiliated Entity means each of the following former EVC subsidiaries: Eaton Vance Management; Boston Management and Research; CRM; Eaton Vance Advisers International Limited.; and Eaton Vance Global Advisors Limited.

Eaton Vance Closed-End Fund – means any closed-end Fund advised by an Eaton Vance Affiliated Entity. See www.eatonvance.com for a list of Eaton Vance Closed-End Funds.

Eaton Vance Distributor Entity - means Eaton Vance Distributors, Inc. and Eaton Vance Management (International) Limited.

EV Access Person is a Parametric employee that works in one of the departments listed on Appendix A. All EV Access Persons will be notified of such designation by the CCO or designee.

EV Access Portfolio Person is an EV Access Person who: (1) provides information or advice with respect to the purchase or sale of a Financial Instrument for a Client or EV Client, such as a portfolio manager, an investment counselor or, in some cases, an EV Access Research Analyst; or (2) helps execute the investment decisions of a portfolio manager, investment counselor or, where applicable, EV Access Research Analyst on behalf of a Client or EV Client. This term only applies to EV Access Persons. All EV Access Portfolio Persons will be notified of such designation by the CCO or designee.

EV Access Research Analyst is an EV Access Person that: (1) performs financial, qualitative and/or quantitative analysis of Financial Instruments or their issuers that result in a recommendation or conclusion to a portfolio manager or investment counselor regarding investments for a EV Client; or (2) is involved in the construction or rebalancing of any Calvert Index. This term only applies to EV Access Persons. All EV Access Research Analysts will be notified of such designation by the CCO or designee.

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EVD means Eaton Vance Distributors, Inc.

EV Client is any client that has an investment advisory or sub-advisory agreement with any Eaton Vance Affiliated Entity or an account managed by an EV Access Person.

Exchange Traded Fund is a registered open-end investment company or unit investment trust that can be traded on an exchange throughout the day like a stock. Examples of Exchange Traded Funds include SPDR S&P 500 ETF (ticker: SPY), iShares MSCI Emerging Markets ETF (ticker: EEM), and PowerShares QQQ (ticker: QQQ).

Exchange Traded Note is a debt security traded on a national securities exchange that is not an investment company registered under the Investment Company Act of 1940. Examples of Exchange Traded Notes include SPDR Gold Shares (ticker: GLD) or iShares Silver Trust (ticker: SLV), grantor trusts, or exchange-traded limited partnerships.

Financial Instrument means, with respect to EV Access Persons, Securities, a Derivative, securities index, commodity or currency as an investment, but does not include Cryptocurrencies. For the avoidance of doubt, Futures on Cryptocurrencies are “Financial Instruments” for purposes of the Code.

Firm means all entities wholly-owned by Eaton Vance Corp. prior to its acquisition by MS and includes Eaton Vance Management, Boston Management and Research, Eaton Vance Advisers International Ltd., Eaton Vance Global Advisors Limited, ACM, and CRM, but does not include Parametric Portfolio Associates LLC.

Futures means a futures contract and an option on a futures contract traded on a U.S. or non U.S. board of trade, such as the Chicago Board of Trade or the London International Financial Futures Exchange.

Immediate Family of any person includes his or her spouse, domestic partner, children and relatives living in his or her primary residence, excluding temporary house guests.

Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act of 1934. As used in this Code, the term “Initial Public Offering” shall also mean a one-time offering of stock to the public by the issuer of such stock which is not an initial public offering.

Managed Account is an investment account in which you and your Immediate Family have no investment discretion, or direct or indirect influence nor control. No direct or indirect influence or control exists over an account where, for example, (a) you or your Immediate Family member is a grantor or beneficiary of a trust managed by a third-party trustee and he or she has limited involvement in trust affairs, or (b) the third-party manager (or other financial intermediary) acting as a third-party manager has discretionary investment authority over the account. However, direct or indirect influence or control will be deemed to exist where you or your Immediate Family member has discussions with the trustee or third-party manager that go beyond a summary, description or explanation of account positioning and/or activity. For example, any of the following actions by you or your Immediate Family member would qualify as direct or indirect influence or control over the account: (i) suggesting purchases or sales of investments to the trustee or third-party manager; (ii) directing the purchase or sale of Securities; or (iii) consulting with the trustee or third-party manager as to the purchase or sale of investments to be made in the account (including situations where the trustee or third-party manager requests input and/or permission from you or your Immediate Family member before entering into a transaction). Managed Accounts must be approved as such by the CCO or designee (see section III.C.7 - Managed Accounts).

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Mid/Large Cap Issuer is an issuer of Securities with an equity market capitalization of $3 billion or more.

MS means Morgan Stanley.

Mutual Fund means open-end investment company registered under the Investment Company Act of 1940 (and does not include closed-end investment companies). For the avoidance of doubt, Exchange Traded Funds and Closed-End Funds are not considered to be Mutual Funds under this Code.

Private Placement means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(5) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933. A Private Placement thus includes any offer to you to purchase any securities, whether stock, debt securities, or partnership interests from any entity, unless those securities are registered under the Securities Act of 1933 or the Investment Company Act of 1940 (that is, are publicly offered/publicly traded securities).

Related Financial Instrument means, with respect to EV Access Persons, any Derivative directly tied to an underlying Financial Instrument, including, but not limited to, any swap, option or warrant to purchase or sell that underlying Financial Instrument, any Derivative convertible into or exchangeable for that same underlying Financial Instrument.

Seattle Investment Personnel includes employees in the Portfolio Management, Trading and Strategy & Research departments in Parametric’s Seattle office. Seattle office employees in other departments who may have access to pre-execution model portfolio transaction information may also be deemed Seattle Investment Personnel by the CCO for purposes of this Code. All Seattle Investment Personnel will be notified of such designation by the CCO.

Securities shall include anything that is considered a “security” as defined in Section 2(a)(36) of the Investment Company Act of 1940, including most kinds of investment instruments, including:

•	Stocks & bonds

•	Shares of Exchange Traded Funds

•	Shares of Closed-End Funds

•	Shares of Affiliated Funds

•	Shares of Eaton Vance Closed-End Funds

•	Exchange Traded Notes

•	Options on securities, on indexes and on currencies

•	Investments in all kinds of limited partnerships

•	Investments in unit investment trusts

•	Investments in real estate investment trusts (REITs)

•	Investments in private investment funds, hedge funds, private equity funds and venture capital funds

•	Units and shares of non-U.S. unit trusts and non-U.S. funds

•	Cryptocurrencies that have been deemed to be a Security by the U.S. Securities and Exchange Commission

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For purposes of this Code, the term “Securities” does not include:

•	Direct obligations of the U.S. government

•	Money-market instruments, including bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements

•	Shares of money-market funds

•	Shares of Mutual Funds, other than shares of Affiliated Funds

•	Currencies and currency forwards

•	Physical commodities

•

Shares of/interests in regulated collective investment schemes or an AUT and/or OEIC that is governed by the UK Financial Services and Market Act 2000 and subject to regulation by the Financial Conduct Authority, unless the AUT or OEIC is (1) advised or sub-advised by Parametric or (2) distributed by an Eaton Vance Distributor Entity and administered and/or advised or sub-advised by an Eaton Vance Affiliated Entity.

Securities Account means, with respect to any Access Person, an account with a broker, dealer or bank in which Securities are held and traded and the Access Person or a member of his or her Immediate Family has a Beneficial Interest and/or Control.

Securities Transaction means a transaction (whether a purchase, sale or other type of acquisition or disposition, including a gift) in a Security in which the Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest and/or Control.

Small Cap Issuer is an issuer of Securities with an equity market capitalization of less than $3 billion.

StarCompliance shall mean the online application utilized for administering the Code of Ethics and monitoring personal securities trading by Access Persons.

B.	Applicability of the Policy

1.	Who is Covered

This Policy applies to all Access Persons and covers not only your personal Securities Transactions, but also those of your Immediate Family.

2.	What Accounts are Covered

Unless the CCO determines otherwise based on your specific facts and circumstances, this Policy applies to Securities Transactions and holdings in: (i) all accounts in which you or members of your Immediate Family have a direct or indirect Beneficial Interest; and (ii) all accounts that are directly or indirectly under your Control or the Control of a member of your Immediate Family.

Accounts that are generally covered by this Policy are referred to hereafter as Securities Accounts and include accounts that are:

•	in your name;

•	in the name of a member of your Immediate Family;

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•	of a partnership in which you or a member of your Immediate Family have a Beneficial Interest, or are a partner with direct or indirect investment discretion;

•	a trust of which you or a member of your Immediate Family are a beneficiary and/or a trustee with direct or indirect investment discretion (on a sole or joint basis);

•

of a closely held corporation, limited liability company or similar legal entity in which you or a member of your Immediate Family are a Controlling shareholder and have direct or indirect investment discretion over Securities held by such entity;

•	an account or trust holding Securities where you or a member of your Immediate Family have sole or shared investment discretion, or are otherwise deemed to have Control over the account; and

•	Schwab One brokerage accounts established for you upon hire for the purpose of previously receiving EVC equity award shares and/or Eaton Vance Employee Stock Purchase Plan shares.

Accounts that are not covered by this Policy include:

•	Accounts that may only hold Mutual Funds, other than Affiliated Funds;

•	Qualified tuition program accounts established pursuant to Section 529 of the Internal Revenue Code of 1986 (“529 Plans”); and

•	Eaton Vance and/or Morgan Stanley Employee Retirement Plan accounts.

C.	Rules Applicable to All Access Persons[2]

The following rules will be enforced for all Access Persons unless otherwise individually exempted or preapproved in writing by the CCO. EV Access Persons are only subject to the rules in subsections I, 2.a, 2.b, 2.c, 2.d and 2.f of this section.

1.	Use of a Designated Broker

All Securities Accounts must be maintained with a Designated Broker, unless:

•	the account is a Managed Account and has been approved as such by the CCO or designee;

•

the account is subject to a code of ethics or similar policy applicable to a member of your Immediate Family requiring an account be held at an entity other than a Designated Broker, in which case you must provide Securities Transactions and holdings information for such account to Compliance no less than quarterly and within 30 calendar days after the end of each calendar quarter; or

•

you are located in Parametric’s Australia office, in which case you must provide Securities Transactions and holdings information for each Securities Account to Compliance no less than quarterly and within 30 calendar days after the end of each calendar quarter.

You must initiate movement of all pre-established Securities Accounts to a Designated Broker within 30 calendar days after your employment date or the date you become an Access Person.3

[2]	Reminder: When this Policy refers to “you” or your transactions, it includes your Immediate Family and Securities Accounts in which you and/or they have a direct or indirect Beneficial Interest.
[3]	Additional brokers, dealers or banks may be considered.

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2.	Prohibited Practices

You are prohibited from engaging in the following transactions and practices.

a)	Insider Trading

You are prohibited from purchasing or selling any security, either personally or for a Client, or, in the case of an EV Access Person, an EV Client, while in possession of material, non-public information concerning the security or its issuer. Please refer to the Insider Trading Policy4.

b)	Front Running

Front Running is the practice of effecting the purchase or sale of a Security for personal benefit based on the knowledge of one or more impending Client or EV Client transaction(s) in the same or equivalent Security. (Example: A Portfolio Manager mentions that Parametric is selling all of its holdings of Company X and you know that the large trade will negatively affect the stock, so you put in a personal order to sell your shares of Company X before the Parametric order is sent to the market.)

c)	Market Manipulation

Transactions intended to raise, lower or maintain the price of any security or to create a false appearance of active trading are prohibited.

d)	Derivatives and Options Trading

Derivatives transactions, including options, futures and swaps, are prohibited.

e)	Short-Term Trading

You may not sell a Security until at least 30 calendar days after the most recent purchase trade date of the same or equivalent Security. You may not repurchase a Security until at least 30 calendar days after the most recent sale trade date of the same or equivalent Security. You may not trade partial positions or use FIFO principles to enter into or trade out of positions of the same Security. (NOTE: Exempt Transactions below are not subject to this prohibition.)

f)	Investment Clubs

You may not be a member of an investment club that trades in and owns Securities in which members have an interest. Such an investment club is regarded by this Code as your personal account, and it is usually impracticable for you to comply with the rules of this Code with respect to that investment club.

[4]

EV Access Persons should consult Eaton Vance’s Policy and Procedures in Prevention of Insider Trading. The insider trading prohibition described above also applies to material non-public information received with respect to Affiliated Funds. Non-public information regarding an open-end mutual fund is material non-public information if such information could materially impact that fund’s net asset value.

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g)	Public Company Ownership Limit

You may not own more than 0.5% of the outstanding shares of any one public company without written approval from the CCO.

3.	Preclearance Requirements

You are prohibited from engaging in the following transactions without written preapproval as indicated. Preclearance requests for the following transactions must be submitted via StarCompliance.

a)	Morgan Stanley (MS) Securities

You must preclear all transactions in publicly traded Securities issued by MS, except that you do not have to preclear (i) purchases pursuant to the MS Employee Stock Purchase Plan or to the exercise of any MS stock option agreement, (ii) bona fide gifts of such MS Securities that you may receive, or (iii) automatic, non-voluntary transactions involving such MS Securities, such as stock dividends, stock splits, or automatic dividend reinvestments, or certain non-voluntary transactions initiated by a broker, dealer or bank with respect to such MS Securities deposited in a margin account. Once obtained, approval is valid only for the day on which it is granted. (NOTE: The purchase or sale of publicly traded options on MS Securities is prohibited.)

There are times when transactions in MS Securities are routinely prohibited, such as prior to releases of MS earnings information. You will normally be notified of these blackout periods, during which time trading in MS Securities is prohibited.

Failure to preclear transactions in MS Securities may result in remedial actions. Such remedial actions may include, but are not limited to, full or partial disgorgement of the profits you earned on an investment transaction, restricting personal trading, consideration of such violation during your year-end performance and discretionary compensation review, censure, demotion, suspension or dismissal, or any other sanction or remedial action required or permitted by law, rule or regulation. As part of any remedial action, you may be required to reverse an investment transaction and forfeit any profit or absorb any loss from the transactions as well as additional sanctions as outlined below in section IV. - Consequences for Violations of this Code.

b)	Initial Public Offerings

You may not purchase or otherwise acquire any Security in an Initial Public Offering, except with prior written approval from the CCO or designee. Requests to purchase Securities in an Initial Public Offering will generally be denied by the CCO. Approval may be granted only in rare cases that involve extraordinary circumstances. Accordingly, Parametric discourages such applications. You may be given approval to purchase a Security in an Initial Public Offering, for example, pursuant to the exercise of rights you have as an existing bank depositor or insurance policyholder to acquire the Security in connection with the bank’s conversion from mutual or cooperative form to stock form, or the insurance company’s conversion from mutual to stock form.

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Participation in an initial or secondary offering of a Cryptocurrency (sometimes referred to as an initial coin offering (ICO) or a secondary coin offering (SCO)) requires preclearance and approval by the CCO or designee under this Code.

c)	Private Placements

You may not purchase or otherwise acquire any Security in a Private Placement, except with prior written approval from the CCO or designee. (Note that a Private Placement includes virtually any Security that is not a publicly traded/listed Security.) Such approval will only be granted where you establish that there is no conflict or appearance of conflict with any Client (or, in the case of an EV Access Person, an EV Client) or other possible impropriety (such as when your participation in the Private Placement is suggested by a person who has a business relationship with Parametric or its affiliates or expects to establish such a relationship). Examples where approval may be granted, subject to the particular facts and circumstances, are a personal investment in a private fund or limited partnership in which you would have no involvement in making recommendations or decisions, or your investment in a closely held corporation or partnership started by a family member or friend.

4.	Exempt Transactions

The following transactions are exempt from sections III.C.5 - Restricted Transactions, III.C.6 - Reporting Requirements and III.C.2.e Short-Term Trading prohibition of this Code, unless noted otherwise:

•

The purchase of Securities effected pursuant to an Automatic Investment Plan (the sale of Securities acquired under an automated investment plan is exempt from the Short-Term Trading prohibition but is subject to all other rules herein);

•	Transactions effected by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Interest;

•

Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Interest;

•	Purchases or sales of Securities issued in qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code;

•

Transactions that are non-volitional by the Access Person or his/her Immediate Family, including purchases or sales of Securities in which such Access Person has no advance knowledge of the transaction (e.g., the required liquidation of a Security when rolling over a 401(k) plan);

•

Transactions effected in an approved Managed Account (note that there are reporting requirements and other restrictions related to Managed Accounts, as outlined below in section III.C.7 - Managed Accounts); and

The acquisition of Securities, such as stock grants and employee stock options, received as compensation from an employer or the purchase of stock through an employer’s stock purchase plan (“ESPP”). (NOTE: The sale of Securities received from an employer or purchased via an ESPP is exempt from the Short-Term Trading prohibition but is subject to all other provisions of this Code.) This provision does not apply to MS Securities Transactions, which you are required to preclear

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5.	Restricted Transactions

The following Securities Transactions are restricted as indicated, and only require preclearance if the individual falls into the Seattle Investment Personnel group. These restrictions do not apply to Exempt Transactions of this Code, unless specified otherwise.

a)	Daily Transaction Value Limits[5]

•	For fixed income securities, you may purchase or sell up to $100,000 per day per issuer.

•	For Exchange Traded Notes, you may purchase or sell up to $100,000 per day per issuer.

•	For Exchange Traded Funds, you may purchase or sell up to $100,000 per day per Exchange Traded Fund.

•	For Closed-End Funds, you may purchase or sell up to $10,000 per day per Closed-End Fund.

•	For equities and REITs, you may purchase or sell up to $50,000 per day per Mid/Large Cap Issuer and up to $10,000 per day per Small Cap Issuer (as defined at time of transaction).

b)	Short Sales

You may not sell short any Security, except that you may sell short a Security if you own at least the same amount of the Security you sell short (i.e., selling short “against the box”).

c)	Same-Day Model Transactions

You may not transact in a Security when you have actual knowledge that a same-day proprietary model and/or third-party investment manager model trade will occur in the same or equivalent Security and in the same direction (i.e., purchase or sale).

d)	Blackout Periods and Restricted Securities Transactions

At the discretion of the CCO or designee, you may from time to time be temporarily restricted from all personal Securities trading (a “blackout period”). You may also be temporarily or indefinitely restricted from transacting in certain specific Securities or types of Securities based on your job responsibilities and access to certain information. You will be notified of all such personal Securities trading blackout periods and restricted Securities transactions in writing by the CCO.

e)	Trade Orders

All Securities trade orders must be same-day orders. Securities trade orders that are open for longer than one trading day (i.e., good-till-cancelled (GTC) and other carry-over orders are prohibited.

[5]	The daily transaction value limits are based on your local currency and apply across all of your reportable Securities Accounts.

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6.	Reporting Requirements

a)	Initial Holdings Report

Within 10 calendar days of your employment date and/or initial designation as an Access Person, you must submit to Compliance a report of your personal Securities holdings, including the title, type, exchange ticker or CUSIP number (if applicable), number of shares and principal amount of each Security held as of a date not more than 45 calendar days before you became an Access Person. Your report must also include the name of any broker, dealer or bank with whom you maintain an account for trading or holding any type of Securities, whether stocks, bonds, funds, or other types and the date on which you submit the report to Compliance. The Initial Holdings Report is administered via StarCompliance. Persons who previously submitted a completed initial holdings report to an EV Affiliated Entity pursuant to such entity’s code of ethics are not required to complete an Initial Holdings Report upon their designation as an Access Person or EV Access Person.

b)	Annual Holdings Report

Within 30 calendar days after each calendar year end, you must submit to Compliance a report of your personal Securities holdings, including the same Security information required for the Initial Holdings Report. The Annual Holdings Report is combined with the Q4 Transactions Report and is administered via StarCompliance.

c)	Quarterly Transactions Report

Within 30 calendar days after each calendar quarter end, you must submit to Compliance a report of your Securities Transactions during the prior calendar quarter, including the date of the transaction, the title, type, exchange ticker or CUSIP number (if applicable), the interest rate and maturity date (if applicable), and the number of shares and principal amount of each Security in the transaction, the nature of the transaction (whether a purchase, sale or other type of acquisition or disposition, including a gift), the price of the Security at which the transaction was effected, and the name of the broker, dealer or bank with whom the transaction was effected. The Quarterly Transactions Report is administered via StarCompliance.

d)	New Accounts

You must report new Securities Accounts to Compliance within 10 calendar days of establishing the account. You may do so by entering the account in StarCompliance or notifying Compliance in writing. You may not purchase or sell Securities in the new account until the electronic data feed for the account has been established in StarCompliance.

New Securities Accounts (not including Managed Accounts) of Access Persons registered with FINRA through EVD are automatically approved for purposes of FINRA Rule 3210, if they are established with a Designated Broker. Any exception whereby an Access Person registered with FINRA maintains a Securities Account with a broker, dealer or bank other than a Designated Broker requires written consent of the EVD Chief Compliance Officer or designee.

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e)	Changes in Your Immediate Family Members

You must notify Compliance of any change to your Immediate Family members (e.g., as a result of a marriage, divorce, legal separation, death, adoption, movement from your household or change in dependent status) that may affect the Personal Securities Accounts for which you have reporting or other responsibilities.

7.	Managed Accounts[6]

Managed Accounts must be approved as such in writing by the CCO or designee. The CCO’s approval of a Managed Account is contingent upon the provision of a signed letter from the broker, financial advisor, trustee or other control person other than you or your Immediate Family members (the “Discretionary Manager”) on the Discretionary Manager’s letterhead containing the following representations7:

•	Neither you nor your Immediate Family members have investment discretion or direct or indirect influence or control over the account, and in particular you do not:

•	Direct or suggest the purchase or sale of securities to the Discretionary Manager; or

•

Consult with the Discretionary Manager as to the particular allocation of specific Securities investments to be made in the account (including situations where the Discretionary Manager requests input and/or permission from you or your Immediate Family member prior to transacting).

•

The relationship between the Discretionary Manager and you and your Immediate Family member is limited to a professional, client-adviser relationship (i.e., the Discretionary Manager is not a family member or close personal friend, and no Immediate Family member of yours is employed by the Discretionary Manager).

•	All transactions in MS Securities will either be restricted from being purchased or sold in the Managed Account or will be precleared pursuant to this Code.

You must also acknowledge the above representations in writing to the CCO and agree to immediately notify the CCO if any of the above representations are no longer accurate.

Securities Transactions in approved Managed Accounts are exempt from the Short-Term Trading prohibition and section III.C.5 - Restricted Transactions8, but are still subject to section III.C.3 – Preclearance Requirements (Initial Public Offerings, Private Placements and MS Securities transactions in approved Managed Accounts still require written preapproval). However, you must ensure the Discretionary Manager provides account holdings and transactions information to Compliance either electronically via StarCompliance, if possible, or via annual account statements within 30 calendar days after the end of the calendar year. Securities Transactions in Managed Accounts will be subject to review from time to time by the CCO or designee to determine if any purchase or sale of a Security would have been prohibited pursuant to this Code, absent relying on the exemption provided herein.

[6]	See section III.A - Definitions above.
[7]

If the letter from the Discretionary Manager does not include all of the above representations above, the CCO may determine via other means at his or her discretion, including via a signed certification and acknowledgement from the employee, the account qualifies as a Managed Account.

[8]	Managed Accounts for EV Access Persons are also addressed in section III.E.5 – Personal Securities Transactions Excluded from the Preclearance and Approval Requirement.

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Annually, within 30 calendar days of each calendar year end, you must re-certify in writing to the CCO the above representations regarding each Managed Account. Failure to do so will result in the account no longer qualifying as a Managed Account under this Code. This annual re-certification is part of the Combined Annual Holdings & Q4 Transactions Certification administered via StarCompliance.

NOTE: There is no exemption from preclearance for Initial Public Offerings or Private Placements, even when such transactions are effected through a Managed Account. You should ensure the Discretionary Manager of your Managed Account(s) is aware of this restriction.

D.	Additional Rules Applicable to Seattle Investment Personnel[9]

1.	Requirement to Pre-Notify CCO of Personal Securities Transactions

Seattle Investment Personnel are required to pre-notify the CCO of intended personal Securities Transactions (including those of Immediate Family members) one business day prior to transacting via StarCompliance. Pre-clearance is not required for investments in unit investment trusts or affiliated open-ended Mutual Funds.

2.	Blackout Periods and Restricted Securities Lists

Seattle Investment Personnel may be temporarily restricted from all personal Securities trading by the CCO during significant model portfolio rebalance and index reconstitution events. Seattle Investment Personnel may also be temporarily restricted from transacting in specific Securities during significant model portfolio rebalance or index reconstitution events as determined by the CCO. Seattle Investment Personnel will be notified of all such personal trading blackout periods and restricted securities lists in writing by the CCO.

E.	Additional Rules Applicable to EV Access Persons

The provisions in this section III.E apply only to EV Access Persons.

1.	Types of Securities

EV Access Persons are typically limited to buying and selling the following publicly traded securities (with certain limited exceptions):

•	Common stock

•	Exchange Traded Funds

•	Open-end funds, including Mutual Funds

•	Closed-End Funds

•	NextSharesTM

•	Unit investment trust

•	Municipal bonds

•	Corporate bonds

•	Preferred securities

[9]	Seattle Investment Personnel is defined in section III.A - Definitions above.

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•	Asset backed securities

EV Access Persons are prohibited from transacting in Derivatives (including options and Futures).

2.	Preclearance Requirements

EV Access Persons (including Immediate Family members) are required to preclear and receive prior approval for all personal Securities Transactions (including MS stock, Eaton Vance Closed- End Funds and Exchange Traded Funds),, excluding the Broad-Based ETFs as identified in Star Complianceunless an exemption is available. Preclearance requests must be submitted via StarCompliance. Once obtained, approval is valid only for the day on which it is granted.

3.	Restrictions

Personal transactions may be restricted by the following:

•	Blackout periods for MS stock

•	Blackout Periods for Eaton Vance Closed-end Funds

•	Blackout periods triggered by EV Client orders or pending orders in the same Security or a Related Financial Instrument

•	Blackout periods triggered by an internal analyst recommendation or ratings change in the same Security or a Related Financial Instrument

•	Blackout periods related to the reconstitution or rebalancing of a Calvert index

•	Securities on Eaton Vance’s restricted securities list

•	Section 16 holding periods

EV Access Portfolio Persons are subject to further restrictions noted in section E.6 – Additional Requirements – EV Access Portfolio Persons.

4.	Provisions Applicable to all EV Access Persons that May Restrict Personal Securities Transactions

If your personal Securities Transaction is required to be precleared pursuant to section E.2 – Preclearance Requirements of this Code and falls within one of the following categories, your preclearance request will generally be denied by Compliance. It is your responsibility to initially determine if any of the following categories apply to your situation or transaction:

•

Client Orders and Pending Orders. If on the day you seek preclearance and approval to enter into a personal Securities Transaction, (a) the Security or a Related Financial Instrument has been purchased or sold by an EV Client; or (b) there is a pending EV Client order in the Security or a Related Financial Instrument, then you CANNOT trade the Security and your preclearance request will be denied. This prohibition is in addition to any other requirements or prohibitions in this Code that may be applicable.

•

Research Recommendations or Conclusions. If within the 5 calendar days prior to and including the day you seek preclearance and approval to enter into a personal Securities Transaction, (a) that Security or a Related Financial Instrument has been added to or removed from Eaton Vance’s Analyst Select Portfolio (“ASP”) or Counselors Focus Portfolio, or an existing position in the ASP or Counselors Focus Portfolio has been increased or decreased, (b) the WPP of that Security or a Related Financial Instrument

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has been changed on Code Red/FactSet RMS,[10] or (c) for purposes of CRM, that Security (or its issuer) has been designated as “eligible” or “ineligible” or its designation as a “eligible” or “ineligible” has changed, then you CANNOT trade the Security and your preclearance request will be denied. This prohibition is in addition to any other requirements or prohibitions in this Code that may be applicable.

•

Restricted Securities List. Various restricted securities lists are maintained by or with respect to the EV Affiliated Entities that contain certain securities that may not be traded by certain EV Access Persons. Requests to purchase or sell any Security on such a restricted securities list applicable to an EV Access Person will be denied.

•

Limitations on Certain Types of Investment Instruments and Transactions. You may NOT enter into Personal Securities Transactions in Derivatives (including Futures, forward contracts, including currency forwards, physical commodities and related derivatives, over-the-counter warrants or swaps). You are prohibited from selling (“writing”) a put. The prohibition on commodities trading applies to trades directly on commodities markets rather than holding the physical commodity (e.g., gold bullion). The following is a list of permitted options trading:

•

Call Options – Listed Call Options: You may purchase a listed call option if the call option has a “period to expiration” of at least 30 calendar days from the date of purchase and you hold the call option for at least 30 calendar days prior to sale. If you choose to exercise the option, you must also hold the underlying security delivered pursuant to the exercise for 30 calendar days.

•	Call Options – Covered Calls: You may also sell (or “write”) a call option only if you have held the underlying security (in the corresponding amount) for at least 30 calendar days.

•

Put Options – Listed Put Options: You may purchase a listed put option if the put option has a “period to expiration” of at least 30 calendar days from the date of purchase and you hold the put option for at least 30 calendar days prior to sale. If you purchase a put option on a security you already own, you may exercise the put once you have held the underlying security for 30 calendar days. If you purchase a put on a security that you do not own, you may not exercise the put; and must sell the option prior to its expiration date.

You must obtain pre-clearance approval prior to exercising an option or purchasing or selling an option.

•	Limitations on Short Sales. You may not sell any Security short.

•

Short-Term Trading. You may not sell a Security until at least 30 calendar days after the most recent purchase trade date of the same or equivalent Security. You may not repurchase a Security until at least 30 calendar days after the most recent sale trade date of the same or equivalent Security. You may not trade partial positions or use First In – First Out (“FIFO”) principles to enter into or trade out of positions of the same Security. (NOTE: Transactions subject to Section B.2 and B.3 are not subject to this prohibition.)

•	Initial Public Offerings, Private Placements and Investments in Hedge Funds. As a general matter, you should expect that most preclearance requests involving initial public

[10]

The WPP is the “weighted price potential” of the Security as determined by a research analyst in the Eaton Vance Management or Eaton Vance Advisers International Limited Equity Department. The amount the WPP must change in order to trigger the restriction in section III.E.4 of this Code will be determined from time to time by the Eaton Vance Chief Equity Investment Officer.

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offerings will be denied. If your proposed transaction is an initial public offering, a private placement, or an investment in a hedge fund, Compliance will determine whether the investment opportunity should be reserved for EV Clients.11

5.	Personal Securities Transactions Excluded from the Preclearance and Approval Requirement (but still subject to the Reporting Requirements)

Except as otherwise provided below, EV Access Persons are not required to preclear and receive prior approval for the following personal Securities Transactions, although EV Access Persons are still responsible for complying with the reporting requirements of section III.C.6 of this Code for these transactions (each, an “Exempt Reportable Transaction”):

•

the acquisition or disposition of a Security or other Financial Instrument as the result of a stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization;

•	the receipt of a Security or other Financial Instrument as a bona fide gift that you receive;

•	the disposition of a Security as a bona fide gift that you make to a nonprofit organization;

•

transactions in Mutual Funds, advised or sub-advised by an Eaton Vance Affiliated Entity (including those held through a variable insurance product account) (i.e., transactions in shares of Funds do not need to be precleared but must be reported, including those in an Eaton Vance pension/retirement savings account, such as your Eaton Vance Profit Sharing and Retirement Plan account);

•	transactions in NextSharesTM

•

transactions in funds that are recognized by an European Union member state as an Undertaking for Collective Investment in Transferable Securities (commonly referred to as an “UCITS”) (i.e., transactions in shares of an UCITS fund do not need to be precleared but must be reported, including those in an Eaton Vance pension/retirement savings account, such as your Eaton Vance Profit Sharing and Retirement Plan account);[12]

•

transactions in any Managed Account. You must still report the account, including the name of any broker, dealer or bank with which you have an account. You must contact Compliance if you have this type of account and complete certain certifications before trading in the account commences;

•

transactions pursuant to an Automatic Investment Plan, except that transactions overriding the Automatic Investment Plan’s predetermined schedule and allocation must be precleared and approved. You must contact Compliance if you have this type of account;

•

transactions in accounts held on automated asset allocation platforms over which neither you nor any Immediate Family member exercises any investment discretion, including with respect to the Financial Instruments involved in such transactions and the allocation percentages utilized within the asset allocation platform. You must contact Compliance if you have this type of account and complete certain certifications before trading commences; and

[11]	This restriction also applies to a one-time offering of a Security to the public by the issuer which is not the initial public offering of such Security.
[12]

A Personal Securities Transaction in regulated collective investment schemes, or units or shares of an UCITS that is an U.K.- authorized unit trust (commonly referred to as an “AUT”) or an open-ended investment company (commonly referred to as an “OEIC”) that is governed by the Open-Ended Companies Regulations 2001 under the U.K.’s Financial Services and Market Act 2000 and under control by the Financial Conduct Authority (or any successor) are Exempt Transactions under section III.A of this Code and exempt from the reporting requirements in section III.C.6 of this Code provided that such AUT or OEIC is not (i) distributed by an Eaton Vance Distributor Entity and administered and/or advised by an Eaton Vance Affiliated Entity or (ii) sub-advised by an Eaton Vance Affiliated Entity).

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•	the following Personal Securities Transactions in MS securities:

i.	purchases pursuant to the MS Employee Stock Purchase Plan or to the exercise of any MS stock option agreement;

ii.	bona fide gifts of MS Securities that you receive;

iii.	bona fide gifts of MS Securities that you make to Nonprofit Organizations, provided it is not a MS Securities blackout period;

iv.	the acquisition or disposition of MS Securities as the result of non-voluntary transactions such as dividends, stock splits, or automatic dividend reinvestments; or

v.	non-voluntary transactions initiated by a broker, dealer or bank with respect to MS Securities deposited in a margin account.

6.	Additional Requirements – EV Access Portfolio Person

If you are an EV Access Portfolio Person with respect to an EV Client, you and your Immediate Family members are subject to the blackout periods listed below. The blackout periods are intended to allow EV Clients the opportunity to trade before you do for yourself.

•

An EV Access Portfolio Person may not enter into a personal Securities Transaction in a Security prior to, and including, 5 calendar days before or after transacting in the same Security or a Related Financial Instrument for that EV Client. Similarly, an EV Access Portfolio Person may not enter into a personal Securities Transaction in a Security prior to, and including, 5 calendar days before or after an EV Client if the EV Access Portfolio Person knows of another EV Access Portfolio Person’s intention to transact in the same Security or a Related Financial Instrument for that EV Client. Thus, if you personally transact in a Security within 5 calendar days before or after (inclusive) of an EV Client trade in the same Security or a Related Financial Instrument, your personal Securities Transaction will be considered a violation of this Code unless the client trade was directed by someone else without your knowledge or you obtained prior approved from Compliance.

•

If you are an EV Access Portfolio Person, prior to entering into a personal Securities Transaction, you must represent in your preclearance request that you are not aware of any pending trades or proposed trades in the same Security or a Related Financial Instrument for any EV Client in the next 5 calendar days. Please consider the timing of your personal trades carefully.

7.	Additional Requirements – EV Access Research Analyst

If you are an EV Access Research Analyst, you are subject to the requirements and restrictions listed below. Note that you may be both an EV Access Research Analyst and an EV Access Portfolio Person. If you are both, you must comply with the requirements of section III.E.6 and III.E.7 of this Code. You are responsible for avoiding all prohibited transactions described in this section III.E.7 and you may not rely upon the preclearance and prior approval process to prevent you from violating these rules. You may not delay communicating your recommendations and conclusions regarding securities in your coverage area in order to avoid potential adverse consequences in connection with your own personal Securities Transactions.

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The blackout periods described below are intended to allow EV Clients the opportunity to act upon your recommendations and research conclusions regarding a Financial Instrument before you do for yourself. Transactions that do not require preclearance under sections III.A and III.E.5 of this Code are not subject to these blackout periods. Regardless of whether you are required to preclear your trade, you must not take inappropriate advantage of your position as an EV Access Research Analyst in violation of this Code.

Restrictions on Personal Securities Transactions for Securities in Your Coverage Area. If you are an EV Access Research Analyst, you may not enter into a personal Securities Transaction in any Security for which you have coverage responsibility:

•

if you are in the process of making a new or changed recommendation or conclusion for the Security or a Related Financial Instrument, but you have not yet broadly communicated your new or changed recommendation or conclusion to the EV Access Portfolio Persons in your department;

•	until the 5th calendar day after you have broadly communicated your new or changed recommendation or research conclusion throughout the relevant investment group; or

•	you have first determined, with the prior concurrence of Compliance, that investment in that Security or a Related Financial Instrument is not suitable for any EV Client.

If you have any questions about the scope of your coverage responsibilities for purposes of this Code, contact Compliance.

Disclose Beneficial Interests. If you are an EV Access Research Analyst, before you make a recommendation that a Financial Instrument be purchased, sold or held by an EV Client, you must disclose to any EV Access Portfolio Person to whom you make the recommendation any direct or indirect Beneficial Interest you may have in that Financial Instrument.

EV Access Research Analyst Required Representations. If you are an EV Access Research Analyst, prior to entering into a personal Securities Transaction, you must represent in your preclearance request that you are not aware of any pending trades or proposed trades in the same Financial Instrument or a Related Financial Instrument for any EV Client to occur in the next 5 calendar days. Please consider the timing of your personal trades carefully.

F.	Administration

1.	Maintenance of List of Access Persons

Compliance shall maintain a current and complete list of all Access Persons. In addition, Compliance shall ensure each Access Person is aware of their status under the Code and receives a copy of this Code.

2.	Review of Securities Reports

Compliance shall ensure that all Initial and Annual Holdings Reports and Quarterly Transactions Reports are reviewed in accordance with this Code.

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3.	Certifications by Access Persons

Each Access Person must certify at the time of hire or at the time he or she initially becomes an Access Person of Parametric or an Eaton Vance Affiliated Entity and annually thereafter (within the timeframe established by Compliance) that he or she has read and understood the Code of Ethics, as revised (if applicable), and has complied and will comply with its provisions. In addition, upon any material revision to the Code of Ethics, each Access Person must certify that he or she has read the Code, as revised, and understands and agrees to comply with its provisions.

4.	Reports to Management and Trustees of Registered Investment Company Clients

At least annually, the CCO shall submit to the Parametric Executive Committee (“EC”) and upon request the Board of Trustees of mutual fund Clients a written report that (i) describes any issues arising under this Code since the last report to the EC and/or the Board, including information about material violations and the sanctions imposed in response to material violations, and (ii) certifies that Parametric has adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

5.	Recordkeeping Requirements

Parametric shall maintain the following records in an easily accessible place and make these records available to applicable regulatory bodies, including the U.S. Securities and Exchange Commission (“SEC”), or any representative thereof at any time and from time to time for reasonable periodic, special or other examination:

•	Copies of the Parametric Code of Ethics currently in effect and in effect at any time within the past seven years;

•

A record of any violation of the Code of Ethics and of any action taken as a result of the violation, to be maintained for at least seven years after the end of the fiscal year in which the violation occurred;

•

Copies of Access Persons’ Quarterly Transactions Reports and Initial and Annual Holdings Reports, to be maintained for at least seven years after the end of the fiscal year in which the report is made or information provided;

•

A record of any approval to acquire a Security in an Initial Public Offering or in a Private Placement with the reasons supporting the approval, for at least seven years after the end of the fiscal year in which the approval is granted;

•	A record of all Access Persons, currently and within the past seven fiscal years, who are or were required to make reports referred to in section III.C.6 - Reporting Requirements;

•

Copies of each certification referred to in paragraph 3 of this Administration section made by a person who currently is, or in the past five years was, subject to this Code, to be maintained for at least seven years after the fiscal year in which the certification was made; and

•	Copies of each report referred to in paragraph 4 of this Administration section above, to be maintained for at least seven years after the end of the fiscal year in which it was made.

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6.	Confidentiality

All reports and other documents and information supplied by any Access Person in accordance with the requirements of this Code shall be treated as confidential, but are subject to review as provided herein by Compliance, by senior management of Parametric, Eaton Vance Compliance, representatives of the SEC, or otherwise as required by law, regulation, or court order.

IV. Consequences for Violations of this Code

Any Access Person who violates any provision of this Code may be subject to sanction, including, but not limited to, censure, a temporary or permanent ban on personal securities trading, disgorgement of any profit or taking of any loss, fines, consideration of such violation during the year-end performance and discretionary compensation review process, demotion, suspension or termination of employment or any other sanction or remedial action required or permitted by law, rule or regulation. As part of any remedial action, you may be required to reverse an investment transaction and forfeit any profit or absorb any loss from the transaction. Each sanction shall be approved by the CCO. In the event the CCO violates any provisions of this Code, the CEO shall recommend the sanction to be imposed for approval by the EC and the Eaton Vance Management CCO.

The CCO shall have the authority to determine whether you have violated this Code and, if so, to impose the remedial actions they consider appropriate or required by law, rule or regulation. In making a determination, the CCO may consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to a Client or to the Firm or its reputation, your efforts to cooperate with the CCO’s investigation, and your efforts to correct any conduct that led to a violation.

In adopting and approving this Code of Ethics, Parametric does not intend that a violation of this Code of Ethics necessarily is or should be considered to be a violation of Rule 204A-1 of the Investment Advisers Act or Rule 17j-1 under the Investment Company Act.

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Appendix A

As of 1/1/2020, Parametric employees that are part of the following departments are considered EV Access Persons.

Parametric Departments		Location - Name
1.	Client Relations & Activity	Boston, MA
2.	Fixed Income Corporate Ladders	Boston, MA
3.	Fixed Income Solutions Municipal SMA (TABS)	New York, NY
4.	Investment Operations	Boston, MA
5.	Investment Reporting (GIPS Performance Group)	Boston, MA
6.	Fixed Income Solution System Support (IT)	Boston, MA

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